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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 to register 844,573 shares of common stock for the Amended and Restated 1993 Stock Option Plan of our report dated February 4, 2000 relating to the financial statements of Cubist Pharmaceuticals, Inc (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 10, 2000